Exhibit 4.6

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN AND WILL NOT BE, AS OF THE TIME OF ISSUANCE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS WARRANT AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.


                      PACIFIC AEROSPACE & ELECTRONICS, INC.

                          COMMON STOCK PURCHASE WARRANT
                           Expiring December 31, 2000

No. 003                                                        November 30, 1996

     Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), for value received, hereby certifies that EDWARD A. TAYLOR, or his registered assigns, is entitled to purchase from the Company at any time from time to time prior to 5:00 p.m., Pacific Standard time, on December 31, 2000, 35,000 duly authorized shares of the Company's common stock, $.001 par value per share (the "Warrant Stock"), at a purchase price per share of $2.00, all subject to the terms and conditions set forth below.

     The Company's predecessor, PCT Holdings, Inc. ("PCTH") issued a Common Stock Purchase Warrant to Edward A. Taylor on February 17, 1995, which entitled the holder to purchase 35,000 shares of PCTH's common stock for $2.00 per share (the "PCTH Warrant"). As a result of the reincorporation merger of the Company and PCTH on November 30, 1996, the right of the holder of the PCTH Warrant to purchase shares of PCTH's common stock was converted automatically into the right to purchase the same number of shares of the Company's common stock. This Common Stock Purchase Warrant (the "Warrant") is otherwise in all respects the same as the PCTH Warrant and is issued to replace the PCTH Warrant. This Warrant supersedes and replaces the PCTH Warrant in its entirety, and the PCTH Warrant shall from the date hereof be null and void.

     1. Vesting. This Warrant shall vest and be exercisable according to the following schedule:

          1.1 15,000 shares of the Warrant Stock shall be exercisable at the time a patent for the Technology, as defined in the Agreement, is issued by the U.S. Patent and Trademark Office.

          1.2 10,000 shares of the Warrant Stock shall be exercisable on or about January 1, 1997 if gross sales of Pacific Coast for the calendar year 1996 are more than $6,000,000.


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
          1.3 10,000 shares of the Warrant Stock shall be exercisable on or about January 1, 1998 if gross sales of Pacific Coast for the calendar year 1997 are more than $8,000,000.

     2.   Exercise of Warrant.

          2.1 Manner of Exercise. The holder of this Warrant may exercise it as to any exercisable Warrant Stock, in whole or in part, during normal business hours on any business day by surrendering this Warrant to the Company at the Company's principal office, accompanied by an executed subscription agreement in substantially the form annexed hereto as Exhibit A and by payment, in cash or by certified or official bank check payable to the order of the Company, or by any combination of such methods, in the amount obtained by multiplying (a) the number of shares of Warrant Stock designated in such subscription by (b) $2.00, whereupon such holder shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Warrant Stock as is indicated on the subscription.

          2.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in Section 2.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Warrant Stock shall be issued upon such exercise shall be deemed for all corporate purposes to have become the holder of the record thereof.

          2.3 Delivery of Stock Certificates. As soon as practicable after each exercise of this Warrant, and in any event within five business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or to the person or entity such holder may direct (and upon payment by such holder of any applicable transfer taxes), a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Warrant Stock to which the holder or its designee shall be entitled upon such exercise.

          2.4   Partial Exercise.

                2.4.1 Fractional Shares. In the event of any partial exercise of this Warrant, the Company will not issue certificates for any fractional shares of the Warrant Stock to which the holder otherwise may be entitled, and the Company shall not be obligated to refund an amount of cash comprising the market value of any fractional share of Warrant Stock for which the Company will not issue a certificate.

                2.4.2 Replacement Warrant. In the event of any partial exercise of this Warrant, upon tender of this Warrant to the Company, the Company shall issue a new Warrant containing the same terms and conditions as this Warrant but calling on the face thereof for the number of shares of Warrant Stock equal to the number of shares called for on the face of this Warrant minus the number of shares of Warrant Stock issued upon the partial exercise of this Warrant.


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
     3. Adjustment of Warrant Stock Issuable Upon Exercise. If the Company at any time or from time to time after the date of this Warrant but before expiration effects a split or subdivision of the outstanding shares of its then outstanding common stock into a greater number of shares of common stock, or if the Company effects a reverse split of the outstanding shares of its common stock into a lesser number of shares of common stock (by reclassification or otherwise than by payment of a dividend in common stock), then, and in each such case, the number of shares called for on the face of this Warrant (or the face of any replacement Warrant issued upon partial exercise) shall be adjusted proportionally, and the exercise price with respect to such adjusted number of shares also shall be adjusted proportionally.

     4.   Restrictions on Transfer.

          4.1 Restrictive Legends. Each replacement Warrant issued upon partial exercise or the transfer of any Warrant shall contain a legend in substantially the following form:

     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS WARRANT AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

Each certificate for Common Stock issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933 AND APPROPRIATE STATE SECURITIES LAWS. FURTHERMORE, NO OFFER, SALE, OR TRANSFER, IS TO TAKE PLACE UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, AT SHAREHOLDER'S EXPENSE, AND SATISFACTORY TO IT, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          4.2 Notice of Proposed Transfer. Prior to the transfer of any shares of Common Stock issued upon the exercise of this Warrant and during any period during which such shares of Common Stock are not registered by the Company under an effective registration statement filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") the holder thereof shall give written notice to the Company, which notice shall (a) state such


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
holder's intention to transfer such restricted shares and to comply in all other respects with the transfer requirements of this Warrant; (b) describe the circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (c) designate counsel for the holder giving such notice. The holder giving such notice shall submit a copy thereof to the counsel designated in such notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:

                4.2.1 If (a) in the opinion of counsel for the holder designated in the notice the proposed transfer may be effected without registration of such shares of Common Stock under the Securities Act and any applicable state securities laws, and (b) counsel for the Company shall not have rendered an opinion within 15 days after receipt by the Company of such written notice that such registration is required, such holder shall thereupon be entitled to transfer such shares of Common Stock in accordance with the terms of the notice delivered by such holder to the Company. Each Warrant or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 4.1, unless in the opinion of each such counsel such legend is no longer required to insure compliance with the Securities Act. If for any reason counsel for the Company (after having been furnished with the information required to be furnished by clause (a) of this
Section 4.2) shall fail to deliver an opinion to the Company as aforesaid, then for all purposes of this Warrant the opinion of counsel for the Company shall be deemed to be the same as the opinion of counsel for such holder.

                4.2.2 If in the opinion of either or both of such counsel the proposed transfer may not legally be effected without registration of such shares of Common Stock under the Securities Act or applicable state securities laws (such opinion or opinions to state the basis of the legal conclusions reached therein), the Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such shares of Common Stock until receipt of a further notice from the holder under Section 4.2.1 above or until registration of such shares of Common Stock under the Securities Act or applicable state law has become effective.

     5. Reservation of Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, the number of shares of Warrant Stock that would be issuable upon the exercise of all Warrants at the time outstanding. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable with no liability on the part of the holders thereof.

     6.   Ownership, Transfer and Substitution of Warrants.

          6.1 Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the Company's records as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. Nevertheless, when a Warrant is properly assigned in blank, the holder thereof may exercise the Warrant without first having a new Warrant issued.


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
          6.2 Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer of exchange at the principal office of the Company, the Company will execute and (upon payment by such holder of any applicable transfer taxes) deliver to any person specified by the holder of the Warrant a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces of such replacement Warrants for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

          6.3 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and in the case of any such loss, theft or destruction of any Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     7. No Rights or Liabilities as Stockholder. Nothing herein shall give or shall be construed to give the holder of this Warrant any of the rights of a shareholder of the Company including, without limitation, the right to vote on matters requiring the vote of shareholders, the right to receive any dividend declared and payable to the holders of common stock, and the right to a pro-rata distribution upon the Company's dissolution.

     8. Notices. All notices and other communications provided for herein shall be delivered or mailed by first class mail, postage prepaid, addressed (a) if to the holders of any Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, at its principal office, 434 Olds Station Road, Wenatchee, Washington 98801, or at the address of such other principal office of the Company as the Company shall have furnished to each holder of any Warrants in writing, provided that the exercise of any Warrants shall be effective only in the manner provided in Section 1.

     9. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by the laws of the State of Washington. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

     10. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m., Pacific Standard time, on December 31, 2000.

                                       PACIFIC AEROSPACE & ELECTRONICS, INC.


                                       By: /s/ DONALD A. WRIGHT
                                           -------------------------------------
                                           Donald A. Wright, President


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
                                    Exhibit A

                                  SUBSCRIPTION

     (To be executed by the holder of the Warrant to exercise the right to purchase common stock evidenced by the Warrant)

                   To:  Pacific Aerospace & Electronics, Inc.
                        434 Olds Station Road
                        Wenatchee, WA  98801

     The undersigned hereby irrevocably subscribes for ________ shares of the Common Stock, $.001 par value per share, of Pacific Aerospace & Electronics, Inc., a Washington corporation, pursuant to and in accordance with the terms and conditions of a Warrant dated as of November 30, 1996 (the "Warrant"), and tenders with the Warrant and this Subscription Agreement payment of $_____________ as payment for the shares, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below.


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                                      NAME


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                                      ADDRESS

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                                      SOCIAL SECURITY NUMBER


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                                      Signed

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                                      Dated


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